Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of Alternative Energy Partners, Inc., (the “Company”), does hereby certify, to each such officer’s knowledge, that:

(1)    The quarterly report on form 10-K of the Company for the annual period ended July 31, 2012 (“the Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 6 , 2012	By:	/s/ Hong-Shin Pan
Hong-Shin Pan Chief Executive Officer
Dated: December 6 , 2012	By:	/s/ John Burke
John Burke Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.